

<ARTICLE> 6
<SERIES>
   <NUMBER> 1
   <NAME> VALUE & GROWTH PORTFOLIO

<PERIOD-TYPE>                                     YEAR
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-START>                             OCT-01-1997
<PERIOD-END>                               SEP-30-1997
<INVESTMENTS-AT-COST>                         25210946<F1>
<INVESTMENTS-AT-VALUE>                        27649063
<RECEIVABLES>                                   682698
<ASSETS-OTHER>                                       0
<OTHER-ITEMS-ASSETS>                                 0
<TOTAL-ASSETS>                                28460368
<PAYABLE-FOR-SECURITIES>                        623783
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                        37325
<TOTAL-LIABILITIES>                             661108
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                      24491946
<SHARES-COMMON-STOCK>                          1574023
<SHARES-COMMON-PRIOR>                                0
<ACCUMULATED-NII-CURRENT>                            0
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                         869197
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                       2438117
<NET-ASSETS>                                  27799260
<DIVIDEND-INCOME>                                49290
<INTEREST-INCOME>                                 9367
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                  110259
<NET-INVESTMENT-INCOME>                         (51602)
<REALIZED-GAINS-CURRENT>                        959264
<APPREC-INCREASE-CURRENT>                      2318009
<NET-CHANGE-FROM-OPS>                          3225671
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                        (63343)
<DISTRIBUTIONS-OTHER>                                0
<NUMBER-OF-SHARES-SOLD>                       23834857
<NUMBER-OF-SHARES-REDEEMED>                    (510028)
<SHARES-REINVESTED>                              59722
<NET-CHANGE-IN-ASSETS>                        26546879
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                            59431
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                 110259
<AVERAGE-NET-ASSETS>                           6683283
<PER-SHARE-NAV-BEGIN>                            11.13
<PER-SHARE-NII>                                   (.03)
<PER-SHARE-GAIN-APPREC>                           7.03
<PER-SHARE-DIVIDEND>                                 0
<PER-SHARE-DISTRIBUTIONS>                         (.47)
<RETURNS-OF-CAPITAL>                                 0
<PER-SHARE-NAV-END>                              17.66
<EXPENSE-RATIO>                                   1.83
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

<F1>Portfolio securities that are listed on national securities exchanges or the NASDAQ National Market System are valued as of the close of business of the exchange on each business day which that exchange is open (presently 4:00pm Eastern time). Unlisted securities that are not included in such system are valued at the mean of the quoted bid and asked prices in the over-the-counter market.
Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Advisor under procedures established by and under the general supervision and responsibility of the Funds Board of Directors. Short-term investments are valued at amortized cost, if their original maturity was 60 days or less, or by amortizing the values as of the 61st day prior to maturity, if their original tern to maturity exceeded 60 days.



